Exhibit 10.25
LEASE AGREEMENT
BETWEEN
The Reliable Life Insurance Company
(“LANDLORD”)
AND
InPlay Technologies
(“TENANT”)
DATED: May 31, 2007
Lease Agreement

1. Definitions.
As used in this Lease, the following terms shall have the following meanings:

a.	Base Rent (initial):	$183,007.50 plus applicable taxes per year.

b.	Base Year:	The calendar year of (not applicable)

c.	Broker(s):	Landlord’s: DKS Brokerage LLC

Tenant’s: DKS Brokerage LLC

d.	Commencement Date:	At Certificate of Occupancy and Certificate of Tenant Improvement Completion of Work

e.	Common Areas:	The building lobbies, common corridors and hallways, parking areas, stairways, and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

f.	Expense Stop:	Not Applicable

g.	Expiration Date:	5 Years and 3 Months from Commencement date, unless otherwise sooner terminated in accordance with the provisions of this Lease or extended in accordance with the option provision of this lease.

h.	Index:	Not applicable

i.	Landlord’s Mailing Address:	Reliable Life Insurance Company
One East Wacker Drive
10th Floor
Chicago, IL 60601

	Tenant’s Mailing Address:	InPlay Technologies 13845 North Northsight Blvd, Suite 100 Scottsdale, Arizona 85260

j.	Monthly Installments of Base Rent (initial):	$15,250.63 plus applicable rental taxes (see Section 5)

k.	Parking:	15 covered parking spaces and 34 total spaces including covered as indicated on building site plan (Exhibit “B”).

l.	Premises:	That portion of the Building containing approximately 9,385 square feet of Rentable Area, shown by diagonallines on Exhibit “A”, located on the 1st floor of the Building.

m.	Project:	The Building of which the Premises are a part (the “Building”) and any other buildings or improvements on the real property (the “Property”) located at 13845 North Northsight Blvd., Scottsdale, AZ and further described by Exhibit “A”. The Project is known as 101 Northsight.
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n.	Rentable Area:	As to both the Premises and the Project, the respective measurements of floor area as designated in Section 2, as determined by building architect according to BOMA standards.

o.	Security Deposit:	$15,250.63 (one months rent)

p.	State:	The State of Arizona

q.	Tenant’s First Adjustment Date:	The first day of the calendar month following the Commencement Date plus 15 months.

r.	Tenant’s Proportionate Share:	50%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time.

s.	Tenant’s Use Clause:	Professional Office Use (See Section 4).

t.	Term:	The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.
2. Leased Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately 9,385 rentable square feet (consisting of the entire first floor less any common elements shared by all tenants of the building) in the building (the “Building”) located at and commonly known as 13845 N. Northsight, Scottsdale, Arizona as shown on Exhibit A attached hereto (the “Premises”) on the terms and conditions herein set forth. Tenant is thoroughly familiar with the Premises and is satisfied in all respects with the physical condition thereof. Tenant is taking the Premises “as is”; no representation or warranty has been made by Landlord or Landlord’s agent as to the operation, condition or repair of the Premises; and there has been no agreement by Landlord to redecorate, repair, alter or improve the Premises either before or after the execution of this Lease.
3. Lease Term. The Term of this Lease (sometimes herein referred to as the “Lease Term”) shall be from the Commencement Date to and including 63 Months thereafter (the “Termination Date”). The Tenant has the right to extend the Lease for an additional 5 year term by providing notice to the Landlord in writing 6 months prior to the expiration of the original lease term. The option lease period of 5 years will continue with the 3.25% escalations in Rent in accordance with Section 5.
4. Use of Premises.
     4.1 Permitted Uses. Tenant shall use and occupy the Premises only for executive and general administrative offices.
     4.2 Laws and Regulations. Tenant shall comply with all statutes, laws, ordinances, governmental rules, regulations and orders, and covenants, conditions and restrictions (including, but not limited to those of any property owners’ association) relating to the Premises and the use or occupancy thereof.
     4.3 Sound and Communication Devices. Tenant shall not:
     A. place any radio, television or communications antenna, receiver or transmitter on the roof of the Building or on or in any other part of the Premises, other than inside of the Building, with out the prior written consent of Landlord, which shall not be unreasonably withheld;
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     B. operate or permit to be operated any musical or other sound producing instrument or device which may be heard outside of the Building; or
     C. operate any device from which electrical or other waves may emanate, which may interfere with or impair radio, television or communications transmissions or receptions off of the Premises.
     4.4 Nuisances. Tenant shall not:
     A. make or permit any objectionable noise or odor to emanate from the Premises; or
     B. do or permit anything to be done on the Premises which may create or maintain a nuisance or a public disturbance;
     4.5 Weight Limits. Tenant shall not overload any floor or place any heavy equipment, furniture or fixtures in the Building contrary to any instructions from or requirements of Landlord.
5. Rent. Tenant shall pay to the Reliable Life Insurance Company, c/o Byxbee Development Partners 10450 North 74th St., Suite 200, Scottsdale, AZ 85258, or at such other place as Landlord may designate from time to time:
     A. the Base Rent, in monthly installments, as follows:
    Month(s) 1 $15,250.63 plus applicable rental taxes
    Month(s) 2-4 $0 (free rent) plus applicable rental taxes
    Month(s) 5-15 $15,250.63 plus applicable rental taxes
    Month(s) 16-27 $15,746.28 plus applicable rental taxes
    Month(s) 28-39$16,258.03 plus applicable rental taxes
    Month(s) 40-51$16,786.42 plus applicable rental taxes
    Month(s) 52-63 $17,331.97 plus applicable rental taxes
For the first 15 months of the Lease the monthly Base Rent shall be as shown above. For each Lease year thereafter, the monthly Base Rent shall be equal to the monthly Base Rent payable during the prior Lease year plus three and one-quarter percent (3.25%), except that the rental tax amount will not be subject to the three and one-quarter percent (3.25%) escalation and will be whatever is required by law from time to time.
     B. the Additional Rent as provided in Section 6 and Section 18.1 below;
     C. all other sums that are payable by Tenant hereunder, within ten (10) days after Landlord bills Tenant therefor;
     D. a late charge equal to five percent (5%) of any Rent or other sum that is not received by Landlord within ten (10) days of the due date; and
     E. interest at a rate equal to two percent (2%) per annum over the prime commercial lending rate being offered by the JP Morgan Chase Bank from time to time on all sums that are not paid when due, from the due date of each payment until it is paid.
Each monthly installment of Base Rent will be payable in advance promptly on the first day of each calendar month during the term of this Lease. If the Term begins other than on the 1st day of a calendar month or if the Term is terminated other than on the last day of a calendar month, a prorated amount shall be paid for such fractional month, If the Term begins other than on the first day of a calendar month, the first monthly installment shall be due on the first day of the Term. All of the aforesaid sums and interest shall constitute Rent hereunder.
In addition, Tenant will pay for all utilities and other services furnished to or for the Premises, promptly when due. Tenant shall make said payments directly to the providers of said services.
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6. Additional Rent. In addition to the Base Rent, Tenant shall pay as “Additional Rent” the amounts determined pursuant to Section 6.3 through Section 6.5, inclusive, of this Section 6. Delay in the computation or billing of any item of Additional Rent shall not be deemed a default hereunder or a waiver of Landlord’s right to collect such item of Additional Rent.
     6.1 Definitions. As used in this Section 6, the following terms shall have the following meanings:
     A. “Adjustment Year” shall mean each calendar year in which any part of the Term falls, including the calendar years in which the Commencement Date and Termination Date occur.
     B. “Operating Expenses” shall mean all costs, expenses and disbursements of every kind and nature in connection with the ownership, management, operations, insurance, maintenance and repair of the Building, the underlying land and all related personal property, but excluding all state and federal income taxes. Operating Expenses will include the insurance to be provided by Tenant as set forth in Section 18 below.
     C. “Taxes” shall mean all real property taxes in respect to the Building and underlying land and all ad valorem taxes for Landlord’s personal property used in connection therewith, that are payable in an Adjustment Year, and (all special taxes and assessments, the installments of which are required to be paid during an Adjustment Year. “Taxes” also shall include all association dues and charges that are payable in an Adjustment Year. If hereafter there shall be imposed any tax, assessment, charge or fee that is payable by Landlord to the State of Arizona, County of Maricopa, City of Scottsdale, or any other governmental subdivision either on the rents or other income collected from the Building (not including a general income or franchise tax) or in the event that any other tax, assessment, charge or fee may be imposed hereafter in lieu of or partially in lieu of such real property taxes or personal property taxes, then such tax, assessment, charge or fee shall be included within the term “Taxes” under the provisions of this Lease. Taxes shall be as initially billed and payable in an Adjustment Year, even though representing Taxes levied for a prior year.
     D. Tenant’s Proportionate Share shall mean fifty percent (50%).
     6.2 Tax Adjustment. Landlord will pay directly to the taxing authorities all Taxes. Tenant will pay to Landlord its Proportionate Share of all Taxes as provided below.
Tenant shall pay, as Additional Rent, an amount (hereinafter referred to as the “Tax Adjustment Amount”) equal to the Tenant’s Proportionate Share of the Taxes incurred with respect to each Adjustment Year. For Adjustment Years in which the first or last days of the Term occur (except where the Term begins or ends as of the first or last days of an Adjustment Year), Tenant shall pay a pro rata amount of the Tax Adjustment Amount for those Adjustment Years.
     6.3 Estimated Additional Rent.
     A. Initial Estimates. Before the Commencement Date (in the case of the first Adjustment Year), and as soon after the commencement of each Adjustment Year thereafter as Landlord is able to do so, Landlord shall notify Tenant of the expected Operatring Expenses for that Adjustment Year, together with Landlord’s estimate of the Tax Adjustment Amount for such Adjustment Year. Tenant thereafter shall pay as Additional Rent the estimated amounts of Operating Expenses and Tax Adjustment Amount for such year, in installments calculated and payable in the following manner. Every month, at the same time and place that installments of Base Rent are to be paid, Tenant shall pay an amount equal to one-twelfth (1/12th) of Tenant’s Proportionate Share of the estimated Taxes for such Adjustment Year; except that for the first and last Adjustment Years, the denominator of such monthly fraction shall be equal to the number of months in such Adjustment Year beginning with the Commencement Date or ending with the Termination Date, as the case may be.
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     B. Subsequent Estimates. If Tenant is notified of any such estimate after the Commencement Date (in the case of the first Adjustment Year) or after January 1st of any subsequent Adjustment Year, or if, at any time during any Adjustment Year, Landlord notifies Tenant that it has determined that the Taxes for such Adjustment Year will be more or less than previously estimated, upon submission to Tenant of an adjusted estimate or the determined amount, the monthly installments of Additional Rent to be paid during such year for Taxes shall be adjusted upward or downward, as the case may be, and such adjustment shall be made retroactive to the beginning of the then current Adjustment Year. In this latter regard, Tenant shall pay to Landlord any amount necessary to reflect any such increase for the current and past months, or Landlord shall pay to Tenant or credit against the next monthly installment(s) of Additional Rent any amount necessary to reflect such decrease for the current and past months. After receipt of the final Tax bills for any year, Landlord shall furnish a copy of the bills to Tenant, together with a computation of the shortfall (if any) between the total Taxes payable per the bills and the estimated payments made by Tenant on account thereof; and Tenant shall pay to Landlord the shortfall (if any) within twenty (20) days thereafter.
     C. Estimated Payments are Rent. Whenever the term “Additional Rent” or a similar term is used in this Lease, it shall include the estimated Additional Rent payments provided in this Section 6.3.
     6.4 Books and Records. Tenant will keep, or cause to be kept, books and records showing the Operating Expenses for each Adjustment Year determined in accordance with generally accepted accounting principles consistently applied.
     6.5 Operating Expense Payment By Tenant. Tenant shall be billed directly, and shall pay directly when due, all Operating Expenses payable or incurred during the Lease Term; and on Landlord’s request, Tenant shall provide Landlord with proof of payment of all bills for such Operating Expenses. Failure of Tenant to make payment of any Operating Expense when due shall constitute a default hereunder with a fifteen (15 day) cure period after notice of default.
7. Common Areas.
     7.1 Definition. “Common Area” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, agents, customers and invitees. Common Areas include, but are not limited to, all of the following, to the extent applicable and to the extent that the same are not designated by Landlord for the exclusive use of one or more tenants of the Project: all parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, common corridors, lobby areas, vending areas, landscaped areas, public elevators, public stairways and public restrooms used in common by tenants.
     7.2 Tenant’s Non-Exclusive Right. Subject to the Rules and Regulations (as defined hereinafter) and all of the terms and conditions of this Lease, Tenant and Tenant’s owners, officers, directors, members, managers, partners, trustees, employees, representatives, shareholders, affiliates, advisors, agents, contractors, vendors, consultants, licensees, invitees, heirs, executors, administrators, customers, clients, assignees, sublessees, successors and assigns (collectively, “Tenant Parties”) have the non-exclusive right (in common with any other person granted use by Landlord) to use the Common Areas during the Lease Term.
     7.3 Landlord’s Rights. Landlord shall have the right, from time to time and in its sole discretion, to: (a) make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, corridors, parking areas and walkways; (b) close temporarily any of the Common Areas, so long as reasonable access to the Premises remains available; (c) add or remove buildings in and improvements to the Common Areas; (d) use the Common Areas while engaged
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in making additional improvements, repairs or alterations to the Project or any portion thereof; and (e) do and perform any other acts or make any other changes in, to, or with respect to, the Common Areas and Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.
8. Security Deposit. As additional security for the full and timely payment of all Rent and other sums required to be paid by Tenant hereunder and the proper and timely performance of all other obligations required to be performed by Tenant hereunder, Tenant has paid a security deposit in the amount of $15,250.63 which may (but need not) be applied by Landlord toward the curing of any default(s) of Tenant and which shall not bear interest. Tenant on demand shall replenish any portion of the security deposit applied by Landlord. If Tenant is not in default hereunder, Landlord shall refund the unapplied balance of the security deposit after expiration of the Lease Term.
9. Maintenance and Repair of Premises. The servicing, maintenance, repair, replacement, alteration and improvement of and to the Common Elements of the condominium project of which the Building is a part will be performed by the condominium association. During the Term of this Lease, Tenant shall maintain the entire Premises in good, sound and safe order, condition and repair, at Tenant’s sole expense as otherwise provided for in this Section 9. Tenant shall perform all maintenance, repairs, replacements, alterations and improvements of and to the Premises whether required by any statute, law, ordinance or governmental order, rule or regulation, any insurance requirements or, otherwise. Landlord shall be solely responsible for promptly repairing and replacing the roof and any structural matters concerning the Building or the Limited Common Elements appurtenant thereto and for all maintenance, repairs and replacements of and to all mechanical and operating systems and equipment. If Tenant fails to do any of the foregoing for which it is responsible, Landlord may, but need not, provide any maintenance, repairs, replacements, alterations or improvements that Landlord deems necessary or appropriate, and Tenant shall pay to Landlord on demand all costs incurred by Landlord in connection therewith, plus fifteen percent (15%) for Landlord’s overhead and administrative expenses.
10. Condition of Premises on Termination. Upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession:
     A. Tenant shall surrender all keys to the Premises to Landlord and shall make known to Landlord all combination and other locks remaining on the Premises.
     B. Tenant shall return the Premises and all property, equipment and fixtures of Landlord in good, sound and safe order, condition and repair, subject to the provisions of subparagraph C of this Section 10 and ordinary wear and tear and if Tenant fails to do so, Landlord may place the same in such order, condition and repair and Tenant shall pay Landlord the cost thereof, plus 15% for Landlord’s overhead and administrative expenses.
     C. All installations, additions, hardware, non-trade fixtures and equipment, and improvements, whether temporary or permanent, located in or upon the Premises, whether placed there by Tenant or others, shall be Landlord’s property and shall remain upon the Premises, without compensation, allowance or credit to Tenant; provided, however, that if prior to such termination or within ten (10) days thereafter Landlord so directs, Tenant promptly shall remove the decorations, installations, additions, hardware, non-trade fixtures and equipment, and improvements which were placed in the Premises by Tenant or others and are designated in the notice, and Tenant shall restore all surfaces to a smooth uniform condition, and otherwise restore the Premises to its previous condition. If Tenant fails to do so, Landlord may remove and restore the same, and Tenant shall pay Landlord the cost thereof.
     D. All of Tenant’s trade fixtures and equipment and personal property that are not removed from the Premises prior to such termination shall be conclusively presumed to have been abandoned by Tenant, and title thereto shall pass to Landlord under this Lease as a Bill of Sale.
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11. Alterations and Improvements.
     11.1 Requirements. Tenant shall not make any installations, alterations, additions or improvements on or to the Premises (“Work”) without first submitting detailed plans and specifications to Landlord and securing Landlord’s prior written consent, which may be withheld or conditioned in the sole and absolute discretion of Landlord. All such Work shall be performed by employees of or contractors engaged by Landlord or by contractors engaged by Tenant with the prior written consent of Landlord. In each case, the Work shall be performed only under written contracts first approved in writing by Landlord. Tenant shall submit to Landlord’s supervision over all Work. All Work done by Tenant’s contractors shall be done in strict accordance with the approved plans and specifications and all requirements and conditions imposed by Landlord, in a first class, workmanlike manner using new, top quality materials, and in compliance with all insurance requirements and all statutes, laws, ordinances, and governmental rules, regulations and orders.
     11.2 Mechanic’s Liens. Tenant shall pay to Landlord or to Tenant’s contractors, as the case may be, when due, all costs for all Work; and upon completion of any Work, if payment is made directly to Tenant’s contractors, Tenant shall deliver to Landlord, in such form as Landlord may require, evidence of payment in full, sworn contractors’ statements and affidavits, and full and final waivers of lien for all labor, services and materials furnished. Tenant at all times shall keep the Premises free of all liens and claims of lien on account of any Work; and if any lien or claim of lien is asserted, rightfully or wrongfully, Tenant shall cause the same to be released or discharged within thirty (30) days or shall provide Landlord with security within thirty (30) days that is satisfactory to Landlord in its sole judgment. If Tenant fails to do so, Landlord, in addition to all other available rights and remedies, may cause such lien or claim of lien to be released or discharged, and Tenant shall pay Landlord all costs, expenses and fees incurred by Landlord in connection therewith.
     11.3 Indemnity. To the fullest extent allowed by law, Tenant shall indemnify, defend and hold harmless Landlord and its directors, officers, employees and agents against and from all claims, actions, liabilities, injuries, damages, liens, costs, expenses and fees asserted or incurred in connection with any Work.
12. Signs. Landlord shall retain absolute control over the exterior appearance of the Project and the appearance of the Premises from the exterior thereof. No sign, placard, picture, advertisement, lettering, name or notice (“Sign”) shall be inscribed, displayed, printed or affixed on or to any part of the Premises that can be seen from outside the Premises, and Tenant will not place or install, or permit the placement or installation of, any Signs, drapes, shutters, or any other items that will in any way alter the exterior appearance of the Project or the Premises, without (a) the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion, and (b) to the extent required, the formal approval of any local municipalities or governing boards, ensuring compliance with applicable municipal, county and state laws and ordinances as well as applicable covenants, conditions and restrictions, if any. If Tenant is allowed to print or affix or in any way place a Sign in, on, or about the Premises, upon expiration of the Lease Term or earlier termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall both remove such Sign and repair all damage in such manner as to restore all aspects of the Premises and the Project to the condition existing prior to the placement of said Sign. All approved Signs on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved in advance by Landlord utilizing a method approved in advance by Landlord. Any work performed by Tenant in contravention to the provisions of this Lease may be removed by Landlord with or without notice at Tenant’s sole expense, with all expenses incurred by Landlord in connection therewith, including payment of fines and repair of any damage, plus an administrative fee of ten percent (10%), constituting Additional Rent. Tenant’s obligations set forth in the preceding sentence shall survive expiration of the Lease Term or earlier termination of this Lease. Notwithstanding the foregoing, Landlord shall, at Tenant’s sole cost and expense, install Tenant’s trade name at or near the entryway to the Premises as well as Tenant’s trade name and suite number on the Project or Building directory sign, if any. All such letters or numerals shall be in accordance with the criteria established by Landlord for the Project and/or Building.
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13. Rights Reserved to Landlord. Landlord and Landlord Parties shall have the following rights, exercisable without notice or payment of further consideration and without liability to Tenant for damages or injury to property, person or business (all claims for damage or injury being hereby waived and released), and without effecting any eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any defense or set-off:
     A. To enter the Premises for purposes of exercising and performing Landlord’s rights and obligations under this Lease, making inspections, exhibiting the Premises to prospective tenants, purchasers, mortgagees or others, and performing any acts related to the safety, protection, or preservation of the Premises, the Building, or any persons being therein, in each case at all reasonable hours and at any time during an emergency; and
     B. To approve the weight, size and location of safes and other heavy machinery, equipment and articles in and about the Building.
14. Assignment and Subletting.
     A. Except as provided in Paragraph B below, Tenant shall not assign, mortgage or otherwise transfer or encumber this Lease or any interest hereunder, or sublet all or any part of the Premises, or permit all or any part of the Premises to be used by others, without the prior written consent of Landlord to be exercised in its sole and absolute discretion in each instance.
     B. No assignment, subletting or other transfer shall relieve Tenant of any obligation or liability hereunder, unless otherwise agreed in writing by Landlord. If without Landlord’s prior written consent this Lease is assigned or the Premises are sublet or occupied by anyone other than Tenant, Landlord may accept and retain the rent from such assignee, subtenant or occupant, without being deemed to have accepted or consented to such purported assignment, subletting or occupancy; and no such assignment, subletting, occupancy or acceptance of rent shall be deemed a waiver of this covenant. Consent by Landlord to an assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s written consent to any further assignment or subletting. Consent by Landlord to an assignment or subletting shall not constitute consent to the continuance assignment or transfer of any right of first offer, right of first refusal, option to renew or extend, option to lease other space, or any other similar right or option; and any such rights and options shall be personal to Tenant, shall terminate upon any assignment or subletting and shall not be assignable or transferable, unless and except as otherwise expressly provided in Landlord’s written consent to each respective assignment or subletting.
15. Fire and Casualty.
     15.1 Landlord’s Right to Terminate. If the Building is damaged and made substantially un-tenantable by fire or other casualty (i.e. 50% of more of the Building is made un-tenantable), and Landlord shall determine not to restore the same, Landlord may terminate this Lease by giving written notice to Tenant within one hundred twenty (120) days after the damage occurs. Such termination shall become effective as of the date that such damage occurs.
     15.2 Tenant’s Right to Terminate. Unless this Lease already has been terminated as above provided, if as a result of a fire or other casualty fifty percent (50%) or more of the Building is made un-tenantable, and if Landlord fails, within one hundred twenty (120) days after the damage occurs, to substantially restore the Building, Tenant may terminate this Lease as of the end of said one hundred twenty (120) day period by giving written notice to Landlord not later than thirty (30) days after the expiration of said one hundred twenty (120) day period.
     15.3 Restoration of Damaged Areas. Unless this Lease is terminated as above provided, if the Building is damaged by fire or other casualty, Landlord shall restore the same substantially to its prior condition, or to a similar condition of substantially equal or better utility, at Landlord’s expense, with
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reasonable promptness, but in no event later than one hundred eighty (180) days following the date that such damage occurs.
     15.4 Rent Abatement. If this Lease is terminated pursuant to this Section 15, Rent shall be prorated on a per diem basis and shall be paid to the effective date of termination. If as a result of a fire or other casualty, the Building has been rendered wholly un-tenantable, Rent shall abate on a per diem basis from the date of the fire or other casualty until the effective date of termination of this Lease or until the Building is ready for occupancy. If only a portion of the Building has been rendered un-tenantable, Base Rent shall be reduced on a square footage basis in proportion to the part of the Building which is un-tenantable, from the date of the fire or other casualty until the effective date of termination of this Lease or until the damaged part is ready for occupancy, as the case may be.
     15.5 Delays. In all cases, due allowance shall be made for delays caused by adjustment of the insurance claim, strikes, labor difficulties, material shortages, lack of transportation facilities, weather conditions, Acts of God, and any other causes beyond Landlord’s reasonable control; and in no case shall Landlord be liable to Tenant, shall Tenant be entitled to terminate this Lease or shall Tenant be relieved of any obligation (except as expressly provided in Section 15.2 and Section 15.4) by virtue of any delay in completing repairs and restoration.
     15.6 Tenant’s Sole Risk. Notwithstanding anything to the contrary herein set forth, there shall be no rent abatement or pro-ration if the loss or damage is due to the fault, neglect or violation of any provision of this Lease by Tenant or its partners, shareholders, directors, officers, employees, agents, contractors, customers, tenants, invitees or guests; and in no event shall Landlord be required to repair or restore any decorating, installations, alterations, additions or improvements in or to the Premises which were not provided initially by Landlord at its cost.
16. Condemnation.
     16.1 Condemnation of Premises. If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental authority acting under the power of eminent domain or shall be conveyed to a governmental authority in lieu of such taking, and if such taking or conveyance shall not leave any part of the Premises which would be tenantable and adequate for use by Tenant for the purposes for which the Premises were Leased, then Tenant, at its option, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises shall be so taken or conveyed but the remaining part is tenantable and adequate for Tenant’s use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and Base Rent shall be reduced in proportion to the part of the Premises so taken or conveyed (as measured by Landlord).
     16.2 Condemnation Award. All compensation awarded for any such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all of its rights, title and interest in and to any such award. However, Tenant shall have the right to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant’s business, moving and relocation expenses, and depreciation to and removal of Tenant’s trade fixtures and personal property.
17. Waiver and Indemnity. To the fullest extent allowed by law, Tenant waives and releases, and agrees to indemnify, defend and hold harmless Landlord, its directors, officers, employees and agents, against and from, all claims, actions, liabilities, damages, costs, expenses and fees which might be asserted against or incurred by Landlord, its directors, officers, employees or agents, for or in connection with any injuries to any person(s) and any losses of or damages to any property that may be sustained by Tenant, its partners, shareholders, directors, officers, employees, agents, contractors, customers, invitees or guests, any other tenant or occupant of the Premises, or any other person, occurring on or about the Premises, resulting directly or indirectly from:
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     A. any existing or future condition, defect, matter or thing in or about the Premises or any part thereof,
     B. the Building, or any part or element thereof becoming out of repair, malfunctioning, breaking, bursting, erupting or exploding,
     C. any accident or occurrence on or about the Premises, or
     D. any act or omission of Tenant, its partners, shareholders, directors, officers, employees, agents, contractors, customers, invitees or guests, or any other tenant or occupant of the Building or any other person.
Without limitation of the foregoing, Tenant further agrees that, to the fullest extent allowed by law, it will waive and release all rights and claims against Landlord, its directors, officers, employees and agents for all injury, loss and damage which may arise out of any fire or other casualty which is covered by Tenant’s insurance or would be covered by Tenant’s insurance if Tenant had obtained the insurance required by Section 18.1 below. Tenant shall secure complete waivers of rights of subrogation in such respects from its insurance carriers.
18. Insurance.
     18.1 Tenant’s Insurance. Tenant at all times shall maintain fire and extended coverage insurance insuring its interest in all furniture, fixtures, equipment, supplies and other personal property located on the Premises and all tenant improvements to the Premises, for the full insurable replacement cost thereof. Tenant also at all times shall maintain comprehensive general liability and property damage insurance insuring Landlord and Tenant with respect to the Premises and all adjacent ways, containing a contractual liability endorsement, in customary amounts applicable to a building of this nature, but in no event in amounts of less than One Million Dollars ($1,000,000.00) in the event of injury to one person, Three Million Dollars ($3,000,000.00) in the event of injury to a number of persons in one occurrence and Five Hundred Thousand Dollars ($500,000.00) in the event of property damage. All such insurance policies shall be written by financially responsible insurance companies satisfactory to Landlord and shall require at least thirty (30) days’ prior written notice to Landlord before termination or modification. Current certificates of such insurance (showing Landlord as a named insured in the case of a liability policy) shall be maintained on file with Landlord at all times.
     18.2 Damage Caused by Tenant. If any damage to the Premises, or the tenants thereof is caused by any act or omission of Tenant, its partners, shareholders, directors, officers, employees, agents, contractors, customers, tenants, invitees or guests, Landlord, at Landlord’s option, may repair or otherwise remedy such damage and Tenant shall reimburse Landlord for all costs thereof in excess of the amounts, if any, paid to Landlord under insurance policies covering such damage. Pending final settlement of any insurance claims covering such damage, Tenant shall reimburse Landlord in full for all costs of remedying the damage; and Tenant shall be refunded the amount of any insurance proceeds paid for such costs when received by Landlord.
     18.3 Tenant’s Risk of Loss. All property located on the Premises that belongs to Tenant, its partners, shareholders, directors, officers, employees, agents, contractors, customers, invitees or guests, or any other tenant or occupant of the Premises, shall be there at the sole risk of Tenant or such other person; and Landlord shall not be liable for any damage thereto or any theft, misappropriation or loss thereof.
     18.4 Landlord’s Insurance. At all times during the Term of this Lease, Landlord shall maintain fire and casualty insurance covering its own personal property located in the Building and comprehensive general liability insurance.
19. Events of Default/Remedies.
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     19.1 Events of Default by Tenant. The happening of any one or more of the following listed events (“Events of Default”) shall constitute a breach of this Lease by Tenant:
     A. Tenant fails to pay any Rent or other sum of money when due hereunder and such failure continues for fifteen (15) or more days after notice of default event;
     B. Tenant fails to perform any other obligation or observe any other provision of this Lease and such other failure continues for ten (10) or more days after notice thereof is given to Tenant;
     C. Tenant abandons the Premises and ceases to pay Rent;
     D. The Leasehold interest of Tenant is subjected to a valid levy, execution or attachment;
     E. Proceedings are commenced to wind up or liquidate Tenant’s business or affairs, and Tenant fails, within ninety (90) days after commencement of such action to have such action vacated;
     F. Tenant is found to be insolvent in any court proceeding;
     G. A receiver or trustee is appointed for Tenant or its property, and Tenant fails, within ninety (90) days after an appointment, to have such appointment vacated;
     H. petition is filed by or against Tenant under any chapter of the bankruptcy laws (and in the case of a petition against Tenant, if such petition is not dismissed within ninety (90) after filing); or
     I. Tenant makes an assignment for the benefit of creditors.
     19.2 Landlord’s Remedies for Tenant’s Default. Upon the occurrence of any Event of Default, Landlord, if Landlord so elects, and with or without notice or demand, may terminate Tenant’s right to possession of the Premises, without terminating this Lease, or may terminate this Lease. Furthermore, upon the occurrence of any Event of Default, whether or not there is a termination of Tenant’s right to possession or this Lease, Landlord shall be entitled to recover all damages and other sums that are recoverable under this Lease or by law.
     19.3 Tenant to Vacate Upon Termination. Upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession, Tenant shall vacate the Premises immediately and shall deliver possession to Landlord in the condition required under this Lease. If Tenant fails to do so, Tenant hereby grants Landlord the full and free license to enter and repossess the Premises, to expel and exclude from possession Tenant and all other occupants of the Premises and to remove any or all property therefrom, using such force as may be necessary, without being guilty of conversion of property, trespass, eviction or forcible entry or detainer.
     19.4 Waiver of Notice. Except as otherwise expressly required by the provisions of this Lease or by law, Tenant hereby waives service of any notice or demand of any kind, including every notice and demand prescribed by law, and agrees that the simple occurrence of any Event of Default alone shall constitute a forcible detainer by Tenant within the meaning of the statutes of the State of Arizona, without the need for any notice or demand of any kind.
     19.5 Termination of Possession Only. If Landlord elects to terminate Tenant’s right to possession without terminating this Lease, no action of Landlord taken pursuant to such election shall terminate this Lease or release Tenant from Tenant’s obligation to pay Rent for the full Term.
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     19.6 Re-letting of Premises. Upon and after regaining possession of the Premises with or without termination of this Lease, Landlord shall use reasonable efforts to re-let the Premises or part thereof for the account of Tenant for such rent, for such time and upon such terms as Landlord shall determine; provided, Landlord shall not be required to accept any tenant who does not meet Landlord’s qualifications for tenancy, or to observe any instructions given by Tenant about re-letting. In any such case, Landlord may make repairs, alterations, additions and improvements and may redecorate and remodel the Premises to the extent deemed desirable by Landlord; and Tenant shall pay Landlord on demand all costs thereof, together with Landlord’s other expenses of re-letting, such as advertising, commissions, and legal fees, If the consideration collected by Landlord from the new tenant upon and after re-letting is not sufficient to pay the full amounts of all Rents due or becoming due under this Lease from time to time, Tenant shall pay Landlord the amount of each deficiency on demand.
     19.7 Removal of Tenant’s Personal Property. All property removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant may be entitled, shall be handled, removed or stored by Landlord at the sole risk and expense of Tenant; and Landlord in no event shall be liable for conversion or be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord on demand all expenses incurred by Landlord in such handling, removal and storage.
     19.8 Attorneys’ Fees and Costs. Tenant shall pay all of Landlord’s costs and expenses, including but not limited to the fees of attorneys, agents and others retained by Landlord, incurred in enforcing Landlord’s rights or remedies hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.
     19.9 Landlord’s Right to Cure. If Tenant fails to perform any of its obligations hereunder or violates any of the provisions of this Lease, Landlord may (but need not) cure such default in whole or in part, in which event Tenant shall pay Landlord on demand the amount of all costs, expenses and fees incurred by Landlord in connection therewith.
     19.10 Waiver of Jury Trial. To the fullest extent allowed by law, Tenant waives its right to a jury trial in any action under or relating to this Lease or the Premises.
     19.11 Rights and Remedies Cumulative. All rights and remedies of Landlord provided herein and available at law and in equity shall be cumulative; and any of them may be exercised singly, concurrently, alternatively and in any order without prejudice to any other of them. The rights and remedies set forth in this Section 19 are in addition to all other available rights and remedies, whether at law or in equity.
20. Environmental and Insurance.
     20.1 Environmental Compliance. Tenant shall not bring, use, generate, store, dispose of or permit to be brought, used, generated, stored or disposed of in or about the Premises any flammable or explosive material, any hazardous substance or waste as defined in any environmental statute, ordinance, rule or regulation, or any other item deemed in Landlord’s sole and absolute discretion to be hazardous to person or property. Tenant shall indemnify; defend and forever hold harmless Landlord and its directors, officers, employees and agents from and against all claims, actions, losses, damages, liabilities, fines, penalties, costs and expenses (including but not limited to reasonable attorneys’ fees) that may be asserted against or incurred by any such indemnities as a result of Tenant’s breach of the provisions of this Section 20.1.
     20.2 Insurance Compliance. Tenant shall not do or permit to be done any act or thing in or upon the Premises or bring, use, generate, store or permit to be brought, used, generated or stored anything therein, which may invalidate, be in conflict with or increase the rates for any fire or other insurance policies pertaining to the Premises, or the operations therein, or which does not comply with all rules, regulations, orders and requirements of the insurance carriers, the Fire Department, the Board of Fire Underwriters or any similar organizations. If, by reason of Tenant’s failure to comply with the
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provisions of this Section 20, any premium for any of Landlord’s insurance at any time shall be increased above what it otherwise would be, Tenant shall reimburse Landlord for all such increases on demand.
     20.3 Change of Ownership. If the Premises shall be sold, Landlord shall be relieved of all obligations hereunder, and the purchaser shall be deemed to have agreed to perform all obligations of Landlord hereunder.
21. Holding Over. Tenant shall vacate the Premises upon the expiration of the Lease Term or earlier termination of this Lease and shall surrender possession thereof to Landlord in accordance with the terms hereof Tenant shall indemnify Indemnitees for, from and against any and all Liabilities incurred by Indemnitees attributable to any delay hereunder by Tenant. The indemnity set forth in the preceding sentence shall survive expiration of the Lease Term or earlier termination of this Lease. If Tenant retains possession of the Premises or any part thereof after termination of this Lease, by lapse of time or otherwise, or after termination of Tenant’s right to possession of the Premises, Tenant shall pay Landlord for the time Tenant remains in possession Base Rent at double the base rental rate payable for the last period prior to the date of such termination, plus all other Rents required to be paid by Tenant under this Lease. Tenant also shall pay all damages sustained by Landlord by reason of such retention. Unless otherwise provided in writing by Landlord, any such retention shall give rise to a month to month holdover. If Landlord so elects by giving written notice thereof to Tenant, such holding over shall constitute renewal of this Lease for one year at the then current market rate for such space in the Building, as specified in Landlord’s notice. Acceptance by Landlord of any Rent after any such termination shall not constitute a renewal of this Lease or a waiver of any of Landlord’s rights under this Section 21. This Section does not waive Landlord’s right of re-entry or any other right or remedy available to Landlord upon holding over.
22. Landlord’s Mortgage/Subordination. From time to time either before or after the execution of this Lease, Landlord may execute a mortgage or trust deed in the nature of a mortgage upon Landlord’s interest in the Building and/or underlying land. In such event:
     A. If and as requested by the mortgagee or trustee, Tenant will subordinate or agree to the superiority of its interest in this Lease to said mortgage or trust deed and will execute such subordination or superiority agreement as reasonably maybe required by said mortgagee or trustee.
     B. If such mortgage or trust deed is foreclosed, the liability of the mortgagee, trustee or purchaser at the foreclosure sale and the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the subject real estate, and, such liability shall not continue or survive after further transfer of ownership.
     C. Tenant agrees that, in the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right:
     i. until it has given written notice of such act or omission to the holder of each mortgage or trust deed (provided that the name and address of the holder previously has been furnished to Tenant), and
     ii. until thirty (30) days shall have lapsed following the giving of such notice, and
     iii. unless such holder shall not have commenced to remedy such act or omission within such thirty (30) day period.
     D. If such mortgage or trust deed is foreclosed, upon request of the mortgagee or trustee, Tenant will attorn to the purchaser at any foreclosure sale and will execute such instruments as may be necessary or appropriate to evidence such attornment, provided such
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purchaser expressly agrees in writing to be bound by the terms of this Lease. Likewise, Tenant will attorn to the leasehold mortgagee (if any) in the event such leasehold mortgagee should ever become the owner of the leasehold estate covered by its mortgage or should become the owner of any new lease in replacement or substitution of such leasehold estate, provided such purchaser expressly agrees in writing to be bound by the terms of this Lease.
23. Estoppel Certificate. When requested by Landlord, Tenant shall deliver to Landlord, its present or prospective mortgagees or purchasers, its auditors, or any other persons designated by Landlord, a certificate stating: that this Lease is in full force and effect; that Landlord is not in default (or stating specifically any exceptions thereto); the date of Tenant’s acceptance of the Premises; the date of commencement of Rent; the Commencement Date of the Term; the Termination Date of the Term; the amount of Rent currently payable; the date to which rent has been paid; whether or not Landlord has completed any improvements required to be made to the Premises; whether or not Tenant has any options to renew or extend, any options to lease any other space in the Building, or any rights of first refusal or first offer; and such other matters as may be reasonably required. Failure to give such a certificate within ten (10) days after written request shall constitute a default by Tenant and shall be conclusive evidence that this Lease is in full force and effect and that Landlord is not in default; and in such event Tenant shall be estopped from asserting any defaults known to Tenant at that time.
24. Notices. No notice or demand related to this Lease shall be effective unless it is in writing and either is delivered personally to the party to whom it is directed or else is sent by (a) United States certified mail, return receipt requested, postage prepaid, (b) nationally recognized overnight courier for next business day delivery, or (c) facsimile transmission (with a hard copy sent concurrently by First Class US Mail), in each case addressed: if to Tenant, to Tenant at the Premises, or if Tenant is not in possession thereof, then to Tenant’s address last known to Landlord; or if to Landlord, to Landlord in care of its Real Estate Controller, One East Wacker Drive, 10th Floor, Chicago, Illinois 60601; provided that either party, by notice to the other, from time to time may designate another address in the United States of America to which notices mailed more than ten (10) days thereafter shall be addressed. Notices mailed as aforesaid shall be effectively given and shall be deemed served as of the date of mailing.
25. Brokers. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease except for those set forth in Section 1 hereof and covenants to pay, hold harmless and indemnify Indemnitees for, from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or its negotiation. The terms of this Article shall survive expiration of the Lease Term or earlier termination of this Lease.
26. Miscellaneous.
     26.1 Binding Lease. If Tenant executes this Lease as a partnership, each individual executing this Lease on behalf of the partnership represents and warrants that he or she is a general partner of the partnership and that this Lease is binding upon the partnership in accordance with its terms. If Tenant executes this Lease as a corporation or a limited liability company, each of the persons executing this Lease on behalf of Tenant covenants and warrants that Tenant is a duly authorized and existing corporation or limited liability company, that Tenant has and is qualified to transact business in Arizona, that the corporation or limited liability company has full right, authority and power to enter into this Lease and to perform its obligations hereunder, that each person signing this Lease on behalf of the corporation or limited liability company is authorized to do so and that this Lease is binding upon the corporation or limited liability company in accordance with its terms.
     26.2 Governing Law. This Lease and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, without regard to its principles of conflicts of law. Any action brought to interpret, enforce, or construe any provision of this Lease shall be commenced and maintained in the Maricopa County Superior Court of the State of Arizona (or, as may be appropriate, in the Justice Courts of Maricopa County or in the United States District Court for the District of Arizona if, but only if, the superior court lacks or declines jurisdiction
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over such action). The parties irrevocably consent to jurisdiction and venue in such courts for such purposes and agree not to seek transfer or removal of any action commenced in accordance with the terms of this Section. Landlord and Tenant agree that any action or proceeding arising out of this Lease shall be heard by a court of competent jurisdiction sitting without a jury, and each hereby waives all rights to trial by jury. The terms of this Section shall survive the expiration of the Lease Term or earlier termination of this Lease.
     26.3 Joint and Several Liability. If there is more than one person comprising Tenant hereunder, (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.
     26.4 Receipt of Rent After Default. No receipt of money by Landlord from Tenant after any default, the termination of this Lease or Tenant’s right to possession, the service of any notice or demand, the commencement of any suit or the entry of any judgment shall operate to cure or waive such default, to reinstate, continue or extend the Term of this Lease or Tenant’s right to possession, or to affect any such notice, demand, suit or judgment.
     26.5 Waiver of Default. The failure of Landlord to insist in any one or more cases upon the strict performance of any term, covenant or condition of this Lease will not be construed as a waiver of a subsequent breach of the same or any other term, covenant or condition. The waiver by Landlord of any Event of Default shall not be a waiver of any preceding or subsequent Event of Default, and no delay or omission by Landlord to seek a remedy for any Event of Default hereunder shall be deemed a waiver by Landlord of its remedies or rights with respect to such Event of Default, nor shall Landlord’s acceptance of any Rent payment be construed to be a waiver by Landlord of any preceding Event of Default.
     26.6 Time of the Essence. Time is of the essence of this Lease.
     26.7 Invalidity. If any provision of this Lease is held by a court of competent jurisdiction to be invalid or unenforceable, per se or as applied, such invalidity or unenforceability shall not affect or impair any other provision of this Lease, the remainder of which shall remain in full force and effect, or the application of the provision in question in any other instance.
     26.8 Entire Agreement. This Lease constitutes the entire agreement of the parties with respect to the subject matter hereof. No representation, warranty, promise or agreement has been made by Landlord that is not expressly set forth herein. All prior discussions, negotiations and proposals are merged herein.
     26.9 Successors and Assigns. The provisions of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns; provided, however, that this Lease shall not inure to the benefit of any heir, legal representative, transferee, successor or assign of Tenant except upon the express written consent or election of Landlord to be exercised in Landlord’s sole and absolute discretion.
     26.10 Headings. The Headings of this Lease are for convenience only and shall not be construed in any way to limit or enlarge the scope or meaning of any of the provisions hereof.
     26.11 Americans with Disabilities Act of 1990 (the “ADA”). Tenant hereby acknowledges that the Premises is subject to the ADA and related rules and regulations and that the ADA may require substantial modifications to the use and/or physical structure of the Premises. Tenant further acknowledges that it will be solely responsible for determining the specific application of the ADA to the Premises. If Landlord provides space plans for all or any part of the Premises, Landlord makes no representations or warranties, express or implied, that such plans are in compliance with the ADA. Tenant shall be responsible for retaining qualified experts and legal counsel of their choice to detect and
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correct any aspect of the structure or use reflected in any space plan and to determine the liability for ADA compliance under any transaction documents relating to the Premises. Tenant shall be solely responsible to modify the Premises as a result of any amendments or changes in the ADA occurring after the Commencement Date.
     26.12 Counterparts. This Lease may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. A party’s signature on this Lease or any amendment hereto may be provided by facsimile and shall be effective upon transmission to the other party hereto.
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LANDLORD: The Reliable Life Insurance Company
Dated: May 31, 2007	By	/s/ John M. Boschelli
	Name:	John M. Boschelli
	Its:	Assistant Treasurer

TENANT: InPlay Technologies
Dated: May 31, 2007	By	/s/ Robert J. Brilon
	Name:	Robert J. Brilon
	Its:	Chief Executive Officer

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G U A R A N T Y
     For good and valuable consideration, the adequacy and receipt whereof hereby is acknowledged, and as an inducement for the execution by InPlay Technologies of the Lease hereinafter referred to, the undersigned (“Guarantor”) hereby guarantees the full, prompt and faithful performance, observance and fulfillment of all obligations, covenants and agreements which shall be performed, observed and fulfilled by the Tenant, including but not limited to the payment of all Rent and other sums due under the Lease between The Reliable Life Insurance Company as Landlord, and InPlay Technologies, as Tenant, dated May 15, 2007, pursuant to the terms thereof.
     If Tenant fails to make payment of any Rent or any other sum when due pursuant to the terms of the Lease, Guarantor shall pay the amount of such Rent or other sum within ten (10) days after notice of Tenant’s default and demand for payment pursuant to this Guaranty has been given by Landlord.
     Guarantor’s liability hereunder shall not be affected by any extension of time for the payment of any Rent or other sums or by any other concession granted by Landlord to Tenant or by any revision of or amendment to the Lease. This Guaranty may not be revoked until sixty (60) days after the termination of the Term of the Lease, including any extensions or renewals thereof. Guarantor hereby waives notice of acceptance of this Guaranty. This Guaranty is an absolute and unconditional guarantee of payment and not of collection.
     This Guaranty shall be construed in accordance with the laws of the State of Arizona. Any claim or dispute under or relating to this Guaranty shall be determined exclusively by a court sitting in Maricopa County, Arizona. This Guaranty shall inure to the benefit of Landlord and its successors and assigns, and shall be binding upon Guarantor and its, legal representatives, successors and assigns.

Dated: May 15, 2007	Guarantor: InPlay Technologies
	By:	/s/ Robert J. Brilon
	Name:	Robert J. Brilon
	Its:	Chief Executive Officer

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